Exhibit 10.29.14

AMENDMENT NUMBER THIRTEEN TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation January 1, 2005 and with respect to Stock Compensation, April 15, 2005)

The MetLife Leadership Deferred Compensation Plan (“the Plan”) is hereby amended, effective as of the dates set forth below, as follows:

I.	Section 7.2 shall be replaced with the following, effective January 1, 2019:

7.2
Unless otherwise determined by the Plan Administrator, a Reallocation Election shall be effective on the date it is received by the Plan Administrator, or on the following day if it is received by the Plan Administrator at a time when the Plan Administrator determines that it is not practical or convenient to the operation of the Plan to apply such Reallocation Election on the date that is received.

II.	Section 22.33 shall be replaced with the following, effective March 15, 2018:

22.33	“SIP” shall mean each and all of the MetLife 401(k) Plan, the MetLife Auxiliary Match Plan (and/or any successor plan(s)).

III.	Section 4.7 shall be replaced with the following, effective January 1, 2019:

4.7
Effective prior to January 1, 2019, notwithstanding any other provisions of this Plan to the contrary, no Compensation payable to a Participant less than one hundred eighty (180) days after the first day of the second calendar month following a hardship payment to the Participant under SIP or other nonqualified deferred compensation plan in which the individual participates by virtue of employment with any Affiliate shall be deferred under this Plan. Effective as of January 1, 2019, Participants who have received a hardship distribution under SIP or any other deferred compensation arrangement sponsored by an Affiliate shall be eligible to continue deferring Compensation under this Plan without interruption.

IN WITNESS WHEREOF, this Amendment Number Thirteen to the MetLife Leadership Deferred Compensation Plan is hereby adopted and approved.

By: /s/Andrew J. Bernstein
PLAN ADMINISTRATOR

Date: 12/4/2018

Witness /s/Kathleen Kamocsai

Explanation of Amendment Thirteen to
MetLife Leadership Deferred Compensation Plan

Item I – Section 7.2 is amended to eliminate the six-per-year limit on Reallocation Elections that existed prior to January 1, 2019.

Item II – Changes the definition of “SIP” to reflect the name change of SIP and Auxiliary SIP to the MetLife 401(k) Plan and the MetLife Auxiliary Match Plan, respectively.

Item III – eliminates the six-month suspension of contributions to the Leadership Plan for participants who receive a hardship distribution from SIP.